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                                                                 Exhibit 99.1



                 Financial Statements and Supplemental Schedule

             Robbins & Myers, Inc. Savings Plan for Union Employees

      December 31, 2000 and 1999 and for the year ended December 31, 2000 with Report of Independent Auditors
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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                            Financial Statements and
                              Supplemental Schedule

                         December 31, 2000 and 1999 and
                      for the year ended December 31, 2000



                                TABLE OF CONTENTS

Report of Independent Auditors...............................................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits .............................................................2
Statement of Changes in Net Assets Available for Benefits ...................................................3
Notes to Financial Statements................................................................................4

Supplemental Schedule

Schedule H, Line 4i - Schedule of Assets Held for Investment Purposes at End of Year.........................8

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                         Report of Independent Auditors


Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees

We have audited the accompanying statements of net assets available for benefits of the Robbins & Myers, Inc. Savings Plan for Union Employees as of December 31, 2000 and 1999 and related statement of changes in net assets available for benefits for the year ended December 31, 2000 as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2000 and 1999 and the changes in its net assets available for benefits for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes at end of year as of December 31, 2000 is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                    /s/ Ernst & Young LLP

May 11, 2001



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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                 Statements of Net Assets Available for Benefits


                                                           DECEMBER 31
                                                     2000               1999
                                          --------------------------------------
ASSETS
Investments at fair value                         $8,326,133         $7,116,653

Contributions receivable:
    Employee                                          85,251            106,524
    Employer                                          18,970             25,386
                                          --------------------------------------
Net Assets available for benefits                 $8,430,354         $7,248,563
                                          ======================================


See accompanying notes.



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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

            Statement of Changes in Net Assets Available for Benefits

                          Year ended December 31, 2000




ADDITIONS
Employee contributions                                            $ 1,092,653
Employer contributions                                                251,661
Dividend income - Robbins & Myers, Inc. Common Stock                    4,277
Dividend and interest income                                          534,966
Net appreciation in fair value of investments                           1,285
                                                               ---------------
Total additions                                                     1,884,842

DEDUCTION
Benefit paid directly to participants                                 703,051
                                                               ---------------
Net increases                                                       1,181,791

Net assets available for benefits, at beginning of year             7,248,563
                                                               ---------------
Net assets available for benefits, at end of year                 $ 8,430,354
                                                               ===============


See accompanying notes.



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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 2000


1. DESCRIPTION OF THE PLAN

The Robbins & Myers, Inc. (the Company) Savings Plan for Union Employees (the
Plan) is a defined contribution plan, which covers hourly employees of Pfaudler, Inc., Chemineer, Inc., and Moyno Industrial Products, who are covered by collective bargaining agreements at their United States operations.

Each year, participants can make pre-tax and/or after-tax basis contributions up to a maximum of 12 percent of annual compensation as defined in the Plan. For Pfaudler employees, the plan sponsor contributes an additional 50 percent of the first 6 percent of each participant's compensation that the participant elects to contribute. For Moyno Industrial Products employees, the plan sponsor contributes an additional 10 percent of the first 6 percent of each participant's compensation. The plan sponsor does not make any matching contributions for employees of Chemineer.

Participants are immediately vested in their contributions and any earnings on these contributions. Employees of Pfaudler, Inc. are 100% vested in employer matching contributions immediately. Matching contributions made by the Company for Moyno Industrial Products employees become vested as follows:

                                                           VESTING
            YEARS OF VESTING SERVICE                      PERCENTAGE
          ----------------------------------------------------------

          Less than 1 year                                     0%
          1 year but less than 2 years                        20%
          2 years but less than 3 years                       40%
          3 years but less than 4 years                       60%
          4 years but less than 5 years                       80%
          5 years or more                                    100%

Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contributions and (b) plan earnings. All amounts in participant accounts are invested in the Plan's investment options as directed by the participants. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Brokerage fees and other direct costs of investments are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.



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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are from the Corporate Benefits Committee.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust (the Vanguard Retirement Savings Trust) are based on redemption values on the last business day of the Plan year.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.



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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 2000


3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 5, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporate Benefits Committee believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                                     2000           1999
                                                  -------------------------
     Robbins & Myers, Inc. Common Stock           $  479,344     $  382,151
     The Vanguard Group, Inc.:
        Prime Money Market Fund                      591,793        455,986
        Wellington Fund                            1,995,965      1,747,923
        Windsor II Fund                            1,993,467      1,754,834
        Retirement Savings Trust                   1,676,007      1,555,706
        Small Cap Index Fund                         721,008        509,805
        500 Index Fund                               857,918        709,825




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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 2000


4. INVESTMENTS (CONTINUED)

During the year ended December 31, 2000, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

                                                       NET REALIZED AND
                                                    UNREALIZED APPRECIATION
                                                    (DEPRECIATION) IN FAIR
                                                      VALUE OF INVESTMENTS
                                                    -----------------------

Robbins & Myers, Inc. Common Stock                         $  34,417
                                                    =======================

The Vanguard Group, Inc.
  (registered investment companies):
   Wellington Fund                                         $  17,487
   Windsor II Fund                                           153,712
   Small-Cap Index Fund                                     (117,848)
   500 Index Fund                                            (86,883)
   Total Bond Market Index Fund                                  400
                                                    -----------------------
Total registered investment companies                      $ (33,132)
                                                    =======================

5. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 2000 and 1999, the Plan held 19,869 and 16,891 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 2000, shares were purchased at a total cost of $323,770 and shares were sold at a total selling price of $260,993.



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                             SUPPLEMENTAL SCHEDULE

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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Employer Identification Number 31-0424220/ Plan Number 012

      Schedule H, Line 4i - Schedule of Assets Held for Investment Purposes
                                 at End of Year

                                December 31, 2000

                                           DESCRIPTION OF INVESTMENTS
                                             INCLUDING MATURITY DATE
 IDENTITY OF ISSUE, BORROWER,              RATE OF INTEREST, COLLATERAL,                 CURRENT
   LESSOR OR SIMILAR PARTY                     PAR OR MATURING VALUE                      VALUE
--------------------------------------------------------------------------------------------------
Robbins & Myers, Inc. *                     19,869 shares of Common
                                              Stock                                     $ 479,344
The Vanguard Group, Inc.:*
    Wellington Fund                         70,754 units of Registered
                                              Investment Company                        1,995,965
    Windsor II Fund                         73,289 units of Registered
                                              Investment Company                        1,993,467
    Retirement Savings Trust                1,676,007 units of Common
                                              Collective Trust                          1,676,007
    500 Index Fund                          7,040 units of Registered
                                              Investment Company                          857,918
    Prime Money Market Fund                 591,793 units of Registered
                                              Investment Company                          591,793
    Small Cap Index Fund                    37,089 units of Registered
                                              Investment Company                          721,008
    Total Bond Market Index Fund            1,067 units of Registered
                                              Investment Company                           10,631
                                                                                     -------------
                                                                                       $8,326,133
                                                                                     =============


* Party-in-interest to the Plan.


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